                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        WASHINGTON, D. C. 20549

                                                               FORM 8-K

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                         CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                                            Date of Report
                                                           December 27, 2001

                                                      Commission File No. 0-19131

                                                             MedImmune, Inc.
                                             (Exact name of registrant as specified in its charter)

                                        Delaware                            52-1555759
                           (State or other jurisdiction of             (I. R. S. Employer
                           incorporation or organization)              Identification No.)

                                           35 West Watkins Mill Road, Gaithersburg, MD 20878
                                          (Address of principal executive offices) (Zip Code)

                                   Registrant's telephone number, including area code (301) 417-0770

ITEM 5.  OTHER EVENTS

The Company issued the following press release on December 27, 2001.

                                         MEDIMMUNE COMPLETES ENROLLMENT IN CLINICAL TRIALS FOR
                                                        SYNAGIS® AND SIPLIZUMAB

Gaithersburg, MD, December 27, 2001 -- MedImmune, Inc. (Nasdaq: MEDI) announced today the completion of enrollment in two previously announced clinical trials for Synagis (palivizumab), a product that prevents serious respiratory syncytial virus (RSV) disease in certain high-risk infants, and siplizumab, a drug being developed as a potential psoriasis treatment. For Synagis, 1,287 infants under 24 months of age with congenital heart disease (CHD) have been enrolled in a Phase III study, dosing for which should complete in the second quarter of 2002. For siplizumab, 420 psoriasis patients have been enrolled in a Phase II study. Dosing is projected to be complete during the first quarter of 2002.

"We are very pleased with the continued progress of our pipeline," said Dr. Franklin Top, MedImmune's executive vice president and medical director. "We remain focused on both expanding the label of our current products and bringing new and important products to market. As such, we hope that the data from the Synagis cardiac trial may provide support for the use of the drug in children throughout the world suffering with CHD who are at an increased risk of hospitalization due to RSV infection. Additionally, we continue to accumulate an increasing amount of data on the safety and efficacy of siplizumab in psoriasis as we target the initiation of Phase III clinical testing in 2002."

The Phase III Synagis study is a randomized, double-blind, placebo-controlled trial and is being conducted in the United States,
Canada, United Kingdom, France, Germany, Sweden, and Poland. Eligible children with congenital heart disease are randomized one-to-one to receive monthly injections of Synagis at 15mg/kg or placebo during the RSV season. The primary objective of the study is to evaluate the safety and efficacy of Synagis in reducing RSV hospitalization in pediatric patients with CHD. The trial was initiated in the fall of 1998 and will continue through the current RSV season. Analysis is anticipated to be completed by the fall of 2002.

The Phase II siplizumab study is a randomized, double-blind, placebo-controlled trial involving patients with plaque psoriasis on at least 10 percent of their body surface area and a minimum PASI (Psoriasis Area and Severity Index) score of eight.  In this study, eligible patients are randomized to receive one of three regimens of siplizumab or placebo. The study, initiated in September 2001, is being conducted at 44 centers in North America and is designed to compare the safety and disease activity (PASI) in each of the groups.

About Synagis and RSV
Synagis is a humanized monoclonal antibody approved and available for the prevention of serious lower respiratory tract disease caused by respiratory syncytial virus in pediatric patients at high risk of RSV disease (see full prescribing information at
http://www.medimmune.com/products/synagis/index.asp). It is administered by intramuscular injection at 15 mg/kg and is given once per month during anticipated periods of increased RSV prevalence in a given community. In the Northern Hemisphere, the RSV season typically commences in September and lasts through April or May.

RSV is the most common respiratory infection in infancy or childhood, resulting in over 125,000 hospitalizations annually in children less than one year of age. Approximately two-thirds of all infants are infected with RSV during the first year of life, and nearly all children have been infected at least once by the time they reach their second birthday. Children born prematurely or with chronic lung disease or congenital heart disease are at highest risk of severe disease and hospitalization due to RSV. Congenital heart disease is the name given to any heart defect or malformation that is present at birth. According to the American Heart
Association, CHD is the most common of all major birth defects, occurring in about eight out of 1,000 live births, or approximately
32,000 babies born every year in the United States.

About Siplizumab
Siplizumab is a humanized monoclonal antibody that binds to the CD2 receptor found on the surface of T-cells and natural killer (NK)
cells. By binding to CD2, siplizumab selectively suppresses the function of T-cells and NK cells. T-cells are an essential part of the pathophysiology of psoriasis, and it is believed that modulation of T-cell activities may be therapeutically advantageous in the treatment of psoriasis. Psoriasis is a chronic illness affecting as many as six million Americans. Annual outpatient costs in the
U.S. for psoriasis management have been estimated to be more than $1 billion.

MedImmune has a comprehensive development program underway with siplizumab. Currently, the company has three Phase II trials underway, all now fully enrolled: a randomized, double-blind, placebo-controlled, subcutaneous administration trial involving 420 patients at 44 sites in North America; a randomized, double-blind, placebo-controlled, intravenous administration trial involving
124 patients at approximately 25 sites in North America; and a randomized, double-blind, subcutaneous administration trial involving
121 patients at approximately 20 sites in Europe. Data from MedImmune's Phase I program was presented in September at the European
Society of Dermatology Research meeting held in Stockholm, Sweden, which built upon the preliminary data presented in San Francisco in June at the International Psoriasis Symposium and European Congress on Psoriasis. The updated data provided longer-term safety analysis for two trials using intravenous administration, as well as clinical data from a subcutaneously administered trial. Overall in these studies, siplizumab was found to be generally well tolerated, and was shown to improve psoriatic disease as measured by
PASI score given either intravenous or subcutaneous administration. The follow-up of patients in the Phase I program was consistent with the preliminary safety and clinical results, and showed that improvement in patients' psoriasis appears to be durable after completion of treatment at least through the initial three month follow-up period in these trials.

MedImmune acquired exclusive worldwide rights to siplizumab from BioTransplant Incorporated (Nasdaq: BTRN) in 1995. Siplizumab is
the humanized form of BioTransplant's murine monoclonal antibody, BTI-322. BioTransplant has retained the right to use BTI-322 and/or siplizumab in its proprietary ImmunoCognance™ systems, which are designed to re-educate the immune system to accept foreign tissue: the AlloMune™ System for human-to-human transplantation, and the XenoMune™ System for porcine-to-human transplantation. BTI-322 was initially discovered by Drs. Herve Bazin and Dominique Latinne at the Experimental Immunology Unit of
the Catholic University of Louvain in Belgium.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products that address medical needs in areas such as infectious disease, immune regulation and cancer. Headquartered in Gaithersburg, Maryland, MedImmune has manufacturing facilities in
Frederick, Maryland and Nijmegen, the Netherlands.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the company's filings with the U.S. Securities and Exchange Commission. The company is developing several products for potential future marketing. There can be no assurance that such development efforts will succeed, that such products will receive required regulatory clearance or that, even if such regulatory clearance were received, such products would ultimately achieve commercial success.

                                                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                              MEDIMMUNE, INC.
                                                              (Registrant)

                                                             /s/: Gregory S. Patrick
Date: December 27, 2001                                      Gregory S. Patrick
                                                             Senior Vice President and Chief Financial Officer